UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2018

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.
Submission of Matters to a Vote of Security Holders.

We held a special meeting of stockholders on June 26, 2018. At the meeting, stockholders voted on the following two proposals and cast their votes as described below. These matters are described in detail in the definitive proxy statement, which we filed with the Securities and Exchange Commissions on May 17, 2018.

At the special meeting, stockholders approved Proposal 1, an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of between 1-for-5 and 1-for-10, as determined by the Board of Directors, at any time before June 26, 2019, if and as determined by the Board of Directors. The vote for such approval was 44,961,669 shares for, 21,651,864 shares against, 988,622 shares abstaining and no broker non-votes.

Also at the meeting, stockholders approved Proposal 2, the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. The vote for such approval was 44,372,738 shares for, 21,368,357 shares against, 1,861,060 shares abstaining and no broker non-votes. Due to the approval of Proposal 1, there was no need to adjourn the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: June 26, 2018	By:	/s/ Robert W. Cook
	Name:	Robert W. Cook
	Title:	Chief Financial Officer